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                                   EXHIBIT 3.8

                              AMENDED AND RESTATED

                                    BYLAWS OF

                             BRITTAIN MACHINE, INC.

                    A Kansas corporation (the "Corporation")


                                    ARTICLE I
                                   GOVERNMENT


     SECTION 1. The government and control of the Corporation shall be vested in a Board of Directors.

                                   ARTICLE II
                                     OFFICES

     SECTION 1. The address of the principal offices of the Corporation shall be the address of its corporate offices from time to time in the State of Kansas.

     The Corporation may also have offices at such other places as the Board of Directors may from time to time designate even outside the State of Kansas, as the business of the Corporation may require.

                                   ARTICLE III
                                 CORPORATE SEAL

     SECTION 1. The corporate seal of the Corporation shall contain the full corporate name of the Corporation, the location of its principal office and the word "SEAL."

                                   ARTICLE IV
                                   CONVEYANCES

     SECTION 1. Any and all instruments of conveyance, deeds, assignments, mortgages, pledges, releases, trust indentures, or other instruments of conveyance, transfer, mortgage or pledge shall be deemed to be valid and sufficient when the same are signed and executed in the name of the Corporation (and acknowledged where required) by either the President or the Secretary, and when the same are attested by the Secretary or Secretary-Treasurer or Assistant Secretary of the Corporation, under the corporate seal thereof.


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                                    ARTICLE V
                                  STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal place of business in this state, or at such places as may be designated by the Board of Directors, either within or without the State of Kansas.

     SECTION 2. DATE OF ANNUAL MEETING. An annual meeting of stockholders shall be held each year on a date and at a time designated in writing by the Board of Directors.

     SECTION 3. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, or by these bylaws; if, however, such majority shall not be personally present or represented at any meeting of the stockholders, the stockholders present in person and by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement of the meeting, until the requisite amount of voting stock shall be present at such adjourned meeting, and any business may be transacted at the meeting as originally notified.

     SECTION 4. VOTING POWER AND WHO MAY VOTE. Each stockholder shall be entitled to one vote in person, or by proxy for each share of the corporate stock held by said stockholder. No stockholder shall be entitled to vote at any election for directors unless the records of the Corporation show he has been the owner of capital stock of the Corporation, and such stock has been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

     SECTION 5. VOTE BY BALLOT, VIVA VOCE, OR BY SHOWING OF HANDS. All elections of directors and vote upon any other question, except as otherwise provided by law or unless otherwise provided by resolution of the Board of Directors, may be had by ballot, viva voce, or by showing of hands unless a stockholder, at least five (5) days prior to the date of any meeting or the election of directors, requests in writing a vote by ballot, and then the election of directors shall be by ballot.

     SECTION 6. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be mailed by the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat, at such address as appears on the stock book of the Corporation, at least ten (10) days prior to the date of the meeting, unless such notice is waived in writing.

     SECTION 7. VOTING LIST OF STOCKHOLDERS; PREPARATION; INSPECTION. It shall be the duty of the Secretary who shall have charge of the stock ledger of the Corporation to prepare a list of the stockholders who may be eligible to vote (at least ten days before the time set for said stockholders' meeting, and said list shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be


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present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders who are entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election. The original or duplicate stock ledger containing the names and addresses of the stockholders and their respective number of shares shall, at all times during the usual hours of business, be open to the examination of every stockholder, at its registered office in this state.

     SECTION 8. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or a majority of the Board of Directors, and shall be called by the President or Secretary at the written request of a majority of the stockholders entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 9. BUSINESS TRANSACTED. Business transacted at all special meetings shall be confined to the object stated in the call.

     SECTION 10. NOTICE OF SPECIAL MEETINGS. Written notice of all special meetings of the stockholders, stating the time, place and object thereof, shall be mailed, postage prepaid, at least five (5) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation, unless notice is waived in writing.

     SECTION 11. INSPECTION OF RECORDS. Every stockholder shall have the right to examine in person, or by agent or attorney, at any reasonable time and for any reasonable purpose, the bylaws, stock register, books of account and records of the proceedings of the stockholders and directors, and to make copies or extracts of the same at his sole expense.

                                   ARTICLE VI
                                    DIRECTORS

     SECTION 1. NUMBER AND QUALIFICATION. The number of directors of the Corporation shall be not less than one nor more than fifteen.

     Directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve for one year and until his successor shall be elected and qualified. A director need not be a stockholder and shall be deemed qualified as such when he shall have filed written acceptance of his election to the office.

     SECTION 2. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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     SECTION 3. PLACE OF MEETING. The directors may hold their meeting at the principal place of business of the Corporation or at such other place or places as they may from time to time determine, either within or without the State of Kansas.

     SECTION 4. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services; however, by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 5. ANNUAL MEETINGS OF THE BOARD. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting, or at such other time as may be fixed by the consent in writing of all the directors, and at such place as may be fixed by consent in writing of all the directors; provided, however, that in the event the written consent is not obtained of all the directors, the annual meeting shall be held at the same place as the annual meeting of the stockholders, and immediately following the annual stockholders' meeting.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall from time to time be determined by the Board of Directors.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, or by a majority of the Board of Directors, on two
(2) days' notice to each director, to be served personally, by mail, or by telegram.

     SECTION 8. RESIGNATION OF DIRECTORS AND FILLING VACANCIES. Any director or officer of the Corporation may resign upon filing written resignation with the Secretary of the Corporation, and such resignation shall become effective when so filed unless some other effective date is set forth in the resignation.

     Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, although less than a quorum remains, and any directors so chosen to fill vacancies shall hold office until the next annual election or until their successors have been duly elected and qualified, or unless sooner displaced, or unless their term of office is terminated by resignation.

                                   ARTICLE VII
                                   COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE, HOW APPOINTED. By the affirmative vote of a majority of the directors, the Board of Directors may appoint from their number an executive committee of not less than two (2) members which may make its own rules of procedure and may meet at such place or places provided by such rules, or by a resolution of the Board of


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Directors. A majority shall constitute a quorum and in every case the affirmative vote of a majority of all the members of the committee shall be necessary to the adoption of any resolution.

     SECTION 2. EXECUTIVE COMMITTEE, POWERS. During the intervals between the meetings of the Board of Directors, the executive committee shall have, and may exercise, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it, in such manner as such committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.

     SECTION 3. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of directors, may appoint any other committees which shall have, and may exercise, such powers as shall be conferred or authorized by the resolutions appointing them, subject to such regulations as may be made by resolution of the Board of Directors. A majority of such committees, composed of two (2) or more members, may determine its action and fix the time and place of its meetings.

     SECTION 4. COMMITTEES, COMPENSATION. Members of either standing or special committees may be allowed such compensation as the Board of Directors may from time to time determine.

                                  ARTICLE VIII
                                    OFFICERS

     SECTION 1. DESIGNATED OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors, and shall be a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, one or more Vice Presidents, Secretary and Treasurer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be directors. Any number of offices may be held by the same person.

     SECTION 2. OTHER OFFICERS. The Corporation may have such other officers and agents as may from time to time be determined and appointed by the Board of Directors, and for such terms as the Board of Directors may determine.

     SECTION 3. TERM AND QUALIFICATION OF OFFICERS. The officers of the Corporation, except as provided in Section 2 of this article, shall hold their office until the next annual meeting of the Board of Directors, or until their successors are chosen and qualified, unless their respective terms of office have been terminated by resignation in writing, duly filed in the office of the Secretary of the Corporation.


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     SECTION 4. SALARIES. The salaries of the officers of the Corporation shall be fixed by the Board of Directors.

     SECTION 5. REMOVAL OF OFFICERS. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

     SECTION 7. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board of Directors and the Chairman of the Board, shall have general charge and control of all its operations and shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the Chairman of the Board.

     SECTION 8. PRESIDENT. The President shall have general and active management of the business of the Corporation, subject to control by the Board of Directors, the Chairman of the Board and the Chief Executive Officer and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 9. VICE PRESIDENT. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may prescribe.

     SECTION 10. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, under whose supervision he shall be.

     SECTION 11. TREASURER. The Treasurer shall have such duties as may be prescribed by the Board of Directors, and he shall give bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, wrongful abstraction, willful misappropriation, or other acts of fraud or dishonesty, in such sum, and with such sureties, as may be determined


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from time to time by the Board of Directors. Such bond shall, if issued by other than a corporate surety, be renewed at least every three (3) years.

     SECTION 12. VACANCIES WORK NO DISSOLUTION - FILLING OF VACANCIES. The failure to elect any officers or directors shall not dissolve the Corporation. In the event of the failure to annually elect any officers or directors, or in the event of any vacancy occurring, either by death, resignation, removal or otherwise, in the Board of Directors, or of any officer, the remaining directors or officers shall have the power to act and carry on the business of the Corporation until such time as the vacancy is filled, as provided in Section 8 of Article VI, as pertains to vacancies in the Board of Directors. In the event of one or more vacancies occurring as to any officer or registered agent, by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining members of the Board of Directors, by a majority vote, may choose a successor, or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred.

                                   ARTICLE IX
                                  CAPITAL STOCK

     SECTION 1. CERTIFICATES. The certificates of stock of the Corporation shall have the name of the Corporation and the authorized capital stock of the Corporation thereon. They shall be numbered consecutively and shall be entered on the books of the Corporation as they are issued. They shall exhibit the holder's name, and his number of shares, and shall be signed by the Chairman of the Board, Chief Executive Officer, President, or a Vice President, and Secretary or Treasurer, under the seal of the Corporation.

     SECTION 2. TRANSFER OF STOCK. The shares of stock shall be deemed personal property and transferable on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 3. CLOSING OF TRANSFER BOOKS. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the effective date of: (a) any meeting of the stockholders; or
(b) any payment of any dividends; or (c) any allotment of rights; or (d) any change or conversion or exchange of capital stock; provided that, in lieu of closing the transfer books, the Board of Directors are authorized to fix, in advance, a date not exceeding fifty (50) days preceding the effective date of any of the above enumerated transactions and, in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to receive notice of any such transactions or to participate in any such transactions, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.


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     SECTION 4. LOST OR DESTROYED STOCK CERTIFICATES. New certificates of stock may be issued in the place of any certificates heretofore issued and alleged to have been lost or destroyed, upon the holder thereof, or his legal representative, giving to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificates; such bond to be in an amount as may be authorized or approved by the Board of Directors; provided, however, that such new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 1. ORDER OF BUSINESS AT STOCKHOLDERS MEETING. At any and all meetings of stockholders, whether annual or special, the following order of business shall be substantially observed insofar as is consistent with the purpose of the meeting:

                 (a)      Proof of notice of meeting
                 (b)      Report as to quorum
                 (c)      Reading of minutes of preceding meeting
                 (d)      Report of President
                 (e)      Report of Treasurer
                 (f)      Election of directors
                 (g)      Unfinished business
                 (h)      New business

Provided, however, that the order of business may be changed by an affirmative vote of a majority of the stockholders present.

     SECTION 2. ORDER OF BUSINESS AT BOARD OF DIRECTORS MEETING. The order of business at any meeting of the Board of Directors shall be substantially as follows, insofar as is consistent with the purpose of the meeting:

                 (a)      Proof of notice (if a special meeting)
                 (b)      Reading of minutes of last meeting
                 (c)      Report of officers or committees
                 (d)      Election of officers
                 (e)      Unfinished business
                 (f)      New business

provided, however, that the order of business may be changed by an affirmative vote of a majority of the directors present.

     SECTION 3. EXECUTION OF CHECK, DEMANDS FOR MONEY OR NOTES. All funds of the Corporation shall be deposited in a bank or financial institution designated by the Board of


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Directors, and all checks or demands for money or notes of the Corporation shall be signed by such officer or officers of the Corporation as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be such as may from time to time be determined by the Board of Directors.

     SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting in accordance with the laws of the State of Kansas.

     SECTION 6. NOTICES. Whenever, under the provisions of these bylaws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office in a postpaid sealed wrapper, addressed to such stockholder, officer or director, at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder, at the general post office in the city of Wichita, Kansas, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to be given to directors may likewise be given as otherwise provided in these bylaws.

     Any stockholder, director or officer may waive any notice required to be given under these bylaws.

                                   ARTICLE XI
                                   AMENDMENTS

     SECTION 1. These bylaws may be altered, repealed or amended by the Board of Directors, subject to the power of the stockholders to amend, alter or repeal the bylaws.


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                             CERTIFICATE OF ADOPTION
                         OF AMENDED AND RESTATED BYLAWS
                                       OF
                             BRITTAIN MACHINE, INC.


     I, the undersigned, do hereby certify:

     That I am the duly elected, qualified and acting Secretary of BRITTAIN MACHINE, INC. (the "Company") and the attached amended and restated bylaws were adopted as the bylaws of the Company on April 30, 1999 by the Board of Directors of the Company pursuant to a resolution adopted by the Unanimous Written Consent of the Board of Directors of the Company.

     Dated effective the 30th day of April, 1999.




                                         /s/    DOUGLAS B. SOLOMON
                                         -----------------------------
                                         Douglas B. Solomon, Secretary


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